UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-31719 (Commission File Number)	13-4204626 (I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (562) 435-3666

Item 5.    Other Events and Regulation FD Disclosure.

On July 8, 2003, Molina Healthcare, Inc. (the “Company”) announced that the underwriters in the Company’s recent public offering of common stock have exercised their over-allotment option in full to purchase an additional 990,000 shares of common stock at the public offering price of $17.50 per share. The press release is attached as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated July 8, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	July 9, 2003	By:	/s/ Mark L. Andrews
Mark L. Andrews Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary

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